Exhibit 99.1

NEWS RELEASE
February 23, 2017

For further information, contact:
Kirk J. Meche    David S. Schorlemer
Chief Executive Officer    Chief Financial Officer
713-714-6100    713-714-6100

GULF ISLAND FABRICATION
REPORTS FOURTH QUARTER EARNINGS

HOUSTON, TX - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) today reported a net loss of $3.6 million ($0.24 diluted loss per share) on revenue of $55.5 million for its fourth quarter ended December 31, 2016, compared to a net loss of $14.7 million ($1.01 diluted loss per share) on revenue of $55.0 million for the fourth quarter ended December 31, 2015. For the years ended December 31, 2016 and 2015, the Company reported net income of $3.5 million ($0.24 diluted earnings per share) on revenue of $286.3 million compared to a net loss of $25.4 million ($1.75 diluted loss per share) on revenue of $306.1 million, respectively.

The Company had a revenue backlog of $133.0 million and a labor backlog of approximately 1.3 million hours at December 31, 2016, including commitments received through February 22, 2017, compared to a revenue backlog of $181.2 million and a labor backlog of 1.6 million hours reported as of September 30, 2016. We expect to recognize revenue from our backlog of approximately $130.4 million and $2.6 million during the years 2017 and 2018, respectively.

	December 31, 2016	December 31, 2015
	(in thousands)
Cash and cash equivalents	$51,167	$34,828
Total current assets	113,360	115,869
Property, plant and equipment, net	206,222	200,384
Total assets	322,408	316,923
Total current liabilities	35,348	37,901
Total debt	—	—
Total shareholders’ equity	$263,032	$257,197

As of December 31, 2016, our balance sheet position remained stable with $51.2 million in cash, no debt, and working capital of $78.0 million. We will continue to monitor and maintain a conservative capital structure as we navigate through the current oil and gas downturn.

On February 23, 2017, our Board of Directors approved a recommendation of management to consolidate all of our fabrication operations in South Texas with our fabrication operations in Houma, Louisiana, and place our properties located in Aransas Pass and Ingleside, Texas, up for sale. These properties are currently underutilized and represent excess capacity within our fabrication division. We are working to wind down all fabrication activities at these locations and re-allocate remaining backlog and workforce to our Houma fabrication operations as necessary. We do not expect the sale of these properties to impact our ability to service our deepwater customers or operate our fabrication division.

The management of Gulf Island Fabrication, Inc. will hold a conference call on Friday, February 24, 2017, at 9:00 a.m. central time (10:00 a.m. eastern time) to discuss the Company’s financial results for the quarter and year ended December 31, 2016. The call is accessible by webcast (www.gulfisland.com) through CCBN and by dialing 1.888.264.8952. A digital rebroadcast of the call is available two hours after the call and ending March 3, 2017 by dialing 1.888.203.1112.

Gulf Island Fabrication, Inc. is a leading fabricator of complex steel structures and marine vessels used in energy extraction and production, petrochemical and industrial facilities, power generation and alternative energy projects and shipping and marine transportation operations. The Company also provides related installation, hookup, commissioning, repair and maintenance services with specialized crews and integrated project management capabilities. The Company is currently fabricating complex modules for the construction of a new petrochemical plant, completing newbuild construction of two technologically advanced offshore support and two multi-purpose service vessels and recently fabricated wind turbine pedestals for the first offshore wind power project in the United States. The Company also constructed one of the largest lift boats servicing the Gulf of Mexico ("GOM"), one of the deepest production jackets in the GOM and the first SPAR fabricated in the United States. The Company’s customers include U.S. and, to a lesser extent, international energy producers, petrochemical, industrial, power and marine operators. Our corporate headquarters is located in Houston, Texas, with fabrication facilities located in Houma, Jennings and Lake Charles, Louisiana, and Aransas Pass and Ingleside, Texas.

GULF ISLAND FABRICATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2016	2015	2016	2016	2015
Revenue	$55,461	$55,018	$65,384	$286,326	$306,120
Cost of revenue	55,633	72,590	60,125	261,473	321,276
Gross (loss) profit	(172)	(17,572)	5,259	24,853	(15,156)
General and administrative expenses	5,037	4,439	5,086	19,670	16,256
Asset impairment	—	602	—	—	7,202
Operating (loss) income	(5,209)	(22,613)	173	5,183	(38,614)
Other income (expense):
Interest expense	(84)	(39)	(110)	(332)	(165)
Interest income	4	5	12	24	26
Other income (expense)	(358)	—	599	681	20
	(438)	(34)	501	373	(119)
(Loss) income before income taxes	(5,647)	(22,647)	674	5,556	(38,733)
Income taxes	(2,092)	(7,980)	133	2,041	(13,369)
Net (loss) income	$(3,555)	$(14,667)	$541	$3,515	$(25,364)
Per share data:
Basic and diluted (loss) earnings per share - common shareholders	$(0.24)	$(1.01)	$0.04	$0.24	$(1.75)
Cash dividend declared per common share	$0.01	$0.10	$0.01	$0.04	$0.40

Backlog (in thousands)

	December 31, 2016		September 30, 2016		June 30, 2016
Segment	$'s	Labor hours	$'s	Labor hours	$'s	Labor hours
Fabrication	$65,444	707	$84,940	841	$41,126	431
Shipyards	59,771	457	78,886	582	93,912	629
Services	7,757	101	17,386	163	22,540	209
Intersegment Eliminations	—	—	—	—	(41)	—
Total Backlog	$132,972	1,265	$181,212	1,586	$157,537	1,269

Results of Operations by Operating Segments (in thousands, except percentages)

Fabrication Division	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$18,247	$14,145	$88,683	$151,576
Gross profit (loss)	643	(23,486)	5,061	(37,541)
Gross profit percentage	3.5%	(166.0)%	5.7%	(24.8)%
General and administrative expenses	1,621	2,267	6,100	9,293
Asset impairment	—	602	—	7,202
Operating loss	(978)	(26,355)	(1,039)	(54,036)

Shipyards Division	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$22,949	$12,424	$109,502	$59,601
Gross (loss) profit	(2,008)	2,643	7,587	8,665
Gross profit percentage	(8.7)%	21.3%	6.9%	14.5%
General and administrative expenses	1,875	449	7,750	1,692
Operating (loss) income	(3,883)	2,194	(163)	6,973

Services Division	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$15,235	$29,444	$91,414	$100,431
Gross profit	1,193	3,277	12,205	13,726
Gross profit percentage	7.8%	11.1%	13.4%	13.7%
General and administrative expenses	1,518	1,170	5,637	4,178
Operating (loss) income	(325)	2,107	6,568	9,548

GULF ISLAND FABRICATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Twelve Months Ended December 31,
	2016	2015
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$3,515	$(25,364)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	25,448	26,204
Amortization of deferred revenue	(5,223)	—
Asset impairment	—	7,202
Allowance for doubtful accounts	493	448
(Gain) loss on sale of asset	(757)	(10)
Deferred income taxes	1,409	(14,061)
Stock-based compensation expense	3,125	2,707
Changes in operating assets and liabilities:
Contracts receivable, net	28,067	31,740
Contracts in progress	(13,984)	14,167
Advance billings on contracts	(3,197)	(11,685)
Accounts payable	(12,757)	(26,668)
Prepaid expenses and other assets	230	1,092
Inventory	6,501	931
Accrued contract losses	(9,108)	8,678
Deferred revenue	(11,656)	—
Deferred compensation	305	—
Accrued expenses	2,003	(5,381)
Current income taxes	(63)	615
Net cash provided by operating activities	$14,351	$10,615
Cash flows from investing activities:
Cash received in acquisition	3,035	—
Capital expenditures, net	(6,795)	(6,018)
Proceeds from the sale of equipment	6,458	11
Net cash provided by (used in) investing activities	2,698	(6,007)
Cash flows from financing activities:
Payment of financing costs	(122)	—
Payments of dividends on common stock	(588)	(5,865)
Net cash used in financing activities	(710)	(5,865)
Net increase (decrease) in cash and cash equivalents	16,339	(1,257)
Cash and cash equivalents at beginning of period	34,828	36,085
Cash and cash equivalents at end of period	$51,167	$34,828
Supplemental cash flow information:
Interest paid	$332	$165
Income taxes paid (refunds received), net	$377	$(152)
Schedule of noncash financing activities
Reclassification of property, plant and equipment to assets held for sale	$—	$4,805
Reclassification of assets to held for sale to inventory	$—	$3,727